EXHIBIT 17.1



                       LAWRENCE W. O'NEILL
        449 Wedgewood Drive, Easton, Pennsylvania  18042


                                                  June 30, 1995


Board of Directors
Sovereign Bancorp

     I resign.

                                   /s/ Larry O'Neill